UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2007

PANGLOBAL BRANDS INC.

(formerly EZ English Online Inc.)

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-131531

(Commission File Number)

N/A

(IRS Employer Identification No.)

605 – 595 Hornby Street, Vancouver, British Columbia Canada V6C 1A4

(Address of principal executive offices and Zip Code)

604-809-3535

(Registrant's telephone number, including area code)

EZ ENGLISH ONLINE INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 2, 2007 we have effected a six (6) for one (1) stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital has increased from 100,000,000 shares of common stock with a par value of $0.0001 to 600,000,000 shares of common stock with a par value of $0.0001. Our issued and outstanding share capital has increased from 5,061,925 shares of common stock to 30,371,550 shares of common stock.

In addition, effective February 2, 2007, we completed a merger with our subsidiary, Panglobal Brands Inc. As a result, we have changed our name from “EZ English Online Inc.” to “Panglobal Brands Inc.” We have changed the name of our company to better reflect the proposed future direction and business of our company.

Item 7.01	Regulation FD Disclosure

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on February 6, 2007 under the new stock symbol “PNGB”. Our new CUSIP number is 69841Q100.

Item 9.01	Financial Statements and Exhibits
3.01	Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on February 2, 2007.
3.02	Certificate of Ownership filed with the Delaware Secretary of State on February 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANGLOBAL BRANDS INC.

/s/ Jacques Ninio

Jacques Ninio

President and Director

Date:	February 6, 2007